                                                                      EXHIBIT 12

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        FOR THE YEARS ENDED DECEMBER 31,
                             (DOLLARS IN THOUSANDS)

                                                               1991        1992       1993       1994       1995
EARNINGS:
  Income (loss) before income taxes........................  $   2,548  $  (23,701) $   4,138  $  14,165  $  18,265
  Fixed charges............................................     18,830      15,578      4,768      2,860      3,853
                                                             ---------  ----------  ---------  ---------  ---------
        Total..............................................  $  21,378  $   (8,123) $   8,906  $  17,025  $  22,118
                                                             ---------  ----------  ---------  ---------  ---------
                                                             ---------  ----------  ---------  ---------  ---------
FIXED CHARGES:
  Interest expense.........................................  $  16,775  $   13,701  $   2,735  $     534  $   1,444
  Amortization of debt expense.............................        718         449        238        324        326
  Portion of rent expense deemed to be interest............      1,337       1,428      1,795      2,002      2,083
                                                             ---------  ----------  ---------  ---------  ---------
        Total..............................................  $  18,830  $   15,578  $   4,768  $   2,860  $   3,853
                                                             ---------  ----------  ---------  ---------  ---------
                                                             ---------  ----------  ---------  ---------  ---------
Ratio of earnings to fixed charges.........................        1.1      --            1.9        6.0        5.7
                                                             ---------  ----------  ---------  ---------  ---------
                                                             ---------  ----------  ---------  ---------  ---------
Coverage deficiency........................................     --      $   23,701     --         --         --
                                                             ---------  ----------  ---------  ---------  ---------
                                                             ---------  ----------  ---------  ---------  ---------